Exhibit 5.1

[LETTERHEAD OF ROGERS & HARDIN LLP]

November 20, 2009

Ameris Bancorp

310 First St., S.E.

Moultrie, Georgia 31768

Ladies and Gentlemen:

We have acted as counsel to Ameris Bancorp, a Georgia corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date of this letter. The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of the following securities with a proposed maximum aggregate offering price of up to $60,000,000: (i) shares of common stock (the “Common Shares”); (ii) shares of preferred stock (the “Preferred Shares”) to be issued in one or more series; and (iii) warrants (the “Warrants”) to purchase Common Shares or Preferred Shares. The Common Shares, the Preferred Shares and the Warrants are collectively referred to herein as the “Offered Securities.”

In giving the opinions hereinafter set forth, we have examined and relied upon, among other things: (i) the Registration Statement; (ii) the Company’s Articles of Incorporation, as amended; (iii) the Company’s Amended and Restated Bylaws; (iv) certain resolutions of the Company’s Board of Directors (the “Board”); and (v) originals or copies, certified or otherwise identified to our satisfaction, of such other agreements, documents, instruments and records as we have deemed necessary or appropriate under the circumstances for us to express the opinions hereinafter set forth. As to various factual matters, we have relied upon certificates of officers of the Company and certificates and orders of various public officials.

In making the foregoing examinations, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies, the authority of the person or persons who executed each of such documents on behalf of any person or entity other than the Company, the correctness and accuracy of all certificates of officers of the Company, and the correctness and accuracy of all certificates and orders of various public officials. In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Offered Securities and any Warrant Agreement (as hereinafter defined), will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule or regulation to which the Company or any of its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed that Georgia law will be chosen to govern the Warrant Agreement and that such choice is valid and legal.

Ameris Bancorp

November 20, 2009

We are members of the Bar of, and are admitted to practice law in, the State of Georgia. Accordingly, we do not express any opinion concerning any law other than the laws of the State of Georgia and the federal laws of the United States of America.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	With respect to any Common Shares to be offered pursuant to the Registration Statement (the “Offered Common Shares”), when certificates representing the Offered Common Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof upon the Company’s receipt, in compliance with Section 14-2-621 of the Georgia Business Corporation Code (the “GBCC”), of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Common Shares, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, or upon conversion, exchange or exercise of any other validly issued Offered Security in accordance with the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable.

2.	With respect to any series of Preferred Shares to be offered pursuant to the Registration Statement (the “Offered Preferred Shares”), when (a) a Certificate of Amendment relating to the Company’s Articles of Incorporation has been issued by the Secretary of State of the State of Georgia with respect to the designation of the Offered Preferred Shares and (b) certificates representing the Offered Preferred Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof upon the Company’s receipt, in compliance with Section 14-2-621 of the GBCC, of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Preferred Shares, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, or upon conversion, exchange or exercise of any other validly issued Offered Security in accordance with the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable.

3.	With respect to any Warrants to be offered pursuant to the Registration Statement (the “Offered Warrants”), when (a) a warrant agreement relating to the Offered Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered and (b) the Offered Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Ameris Bancorp

November 20, 2009

Our conclusions are limited to the matters expressly set forth as our “opinion” in the immediately preceding paragraphs 1-3, and no opinion is implied or to be inferred beyond the matters expressly so stated. It is possible that future changes or developments in facts, circumstances or applicable law could alter or affect the opinions expressed herein; however, we do not undertake to update or supplement these opinions or to otherwise advise the Company or any other person of any change in respect of any event, circumstance, law, code, statute, rule or regulation, or its construction or application, that becomes relevant after the date hereof.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Offered Security, (i) the Registration Statement and any post-effective amendments shall have become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet, if applicable, with respect to the Offered Securities shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; and (iii) the Board (or a duly authorized committee thereof) shall have duly established the terms of such Offered Security and duly authorized the issuance and sale of such Offered Security for the agreed consideration and such authorization shall not have been modified or rescinded.

Our opinions contained herein may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, and (iv) public policy considerations which may limit the rights of parties to obtain remedies.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm in the prospectus included in the Registration Statement under the heading “Legal Matters.” In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/  Rogers & Hardin

ROGERS & HARDIN